CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: August 14, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On August 14, 2008, the Company authorized the delivery to Diversified Holdings X, Inc. of Thirty Eight Million Six Hundred Thousand (38,600,000) restricted shares of the Corporation’s Common Stock.  The issuance represents compensation and satisfaction of a promissory note in the face amount of $300,000 made by Gold Fusion Laboratories, Inc. that was made payable to Diversified Holdings X, Inc. a corporation wholly owned by Richard Surber, the CEO of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.  This issuance will settle the debt in the current amount of $385,728 and remove the obligation as a current debt.

On August 14, 2008, the Company authorized the delivery to Almar Capital Advisors, LLC and RES Holdings Corp of 333,400 shares of restricted common stock pursuant to a consulting agreement between the Company and the named parties.  The consultants will provide assistance in locating financing and other management advice over the course of the contracts term of one year.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1933.

Upon completion of the issuance of these shares the total number of issued and outstanding shares of common stock of the Company is 41,416,322.

ITEM 9.01 Financial Statements and Exhibits

The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

                        NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of August, 2008.

 Nexia Holdings, Inc.

  /s/ Richard Surber                       .

Richard Surber, President